UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2011

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Nevada	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2011, the Board of Directors of Premier Alliance Group, Inc. (the “Company”) elected Kevin Carnahan to serve as a director for the Company.  Mr. Carnahan is a past senior managing partner at Accenture where he led the systems integration business.  During his time at Accenture, Mr. Carnahan also  led Client Service Delivery and Quality for Financial Services, including Management Consulting, Technology (Systems Integration and IT Outsourcing) and BPO and prior to that led several financial service teams in Europe

The Board of Directors appointed Mr. Carnahan to its Compensation Committee.   The Board has determined that Mr. Carnahan meets the SEC’s qualifications to be an “independent director.”

Currently the independent board members receive compensation in the form of warrants once nominated and appointed to the board, and are compensated for attendance at quarterly board meetings and committee service. There is no arrangement or understanding between Mr. Carnahan and any other persons pursuant to which Mr. Carnahan was selected as a director, and there are no related party transactions involving Mr. Carnahan that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: September 16, 2011	By:	/s/ Mark S. Elliott
Mark S. Elliott
President